securities and exchange commission
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Robert T. Jones
U.S. Bank National Association
425 Walnut Street
Cincinnati, OH 45202
(513) 632-4427
(Name, address and telephone number of agent for service)
General Cable Corporation
(Issuer with respect to the Securities)

Delaware	06-1398235

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Tesseneer Drive Highland Heights, KY	41076-9753

(Address of Principal Executive Offices)	(Zip Code)
1.00% Senior Convertible Notes due 2012
(Title of the Indenture Securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as		I.R.S. Employer
Specified in its Charter	State/Jurisdiction of Organization	Identification Number

Diversified Contractors, Inc.	Delaware	76-0081448
GC Global Holdings, Inc.	Delaware	26-1922161
Genca Corporation	Delaware	22-2885883
General Cable Canada, Ltd.	Canada	N/A
General Cable Company	Canada	98-020868
General Cable Industries, Inc.	Delaware	06-1009714
General Cable Industries LLC	Delaware	61-1337429
General Cable Management LLC	Delaware	61-1400257
General Cable Overseas Holdings, LLC	Delaware	61-1345453
General Cable Technologies Corporation	Delaware	51-0370763
General Cable Texas Operations L.P.	Delaware	61-1400258
GK Technologies, Incorporated	New Jersey	13-3064555
Marathon Manufacturing Holdings, Inc.	Delaware	75-2198246
Marathon Steel Company	Arizona	86-0117273
MLTC Company	Delaware	75-0866441
PD Wire & Cable Sales Corporation	Delaware	13-2599195
Phelps Dodge Enfield Corporation	Delaware	13-6077349
Phelps Dodge International Corporation	Delaware	13-2575366
Phelps Dodge National Cables Corporation	Delaware	20-8187808
     The address, including zip code, and telephone number, including area code, of each Co-Registrant’s principal executive offices is 4 Tesseneer Drive, Highland Heights, Kentucky 41076, (859) 572-8000.

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3—15 Items 3—15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati, State of Ohio on the 11th of April, 2008.

By:	/s/ William E. Sicking
William E. Sicking
Vice President

By:	/s/ Robert T. Jones
Robert T. Jones
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: April 11, 2008

By:	/s/ William E. Sicking
William E. Sicking
Vice President

By:	/s/ Robert T. Jones
Robert T. Jones
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2007
($000’s)

12/31/2007
Assets
Cash and Balances Due From	$9,024,655
Depository Institutions
Securities	39,255,677
Federal Funds	4,047,600
Loans & Lease Financing Receivables	152,471,755
Fixed Assets	2,646,126
Intangible Assets	11,878,619
Other Assets	13,435,071

Total Assets	$232,759,503

Liabilities
Deposits	$138,532,653
Fed Funds	13,357,453
Treasury Demand Notes	0
Trading Liabilities	441,993
Other Borrowed Money	42,507,172
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,475,923

Total Liabilities	$210,012,660

Equity
Minority Interest in Subsidiaries	$1,546,263
Common and Preferred Stock	18,200
Surplus	12,057,586
Undivided Profits	9,124,794

Total Equity Capital	$22,746,843
Total Liabilities and Equity Capital	$232,759,503
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ William E. Sicking
Vice President
Date: April 11, 2008